UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 2, 2013
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EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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Texas (State or other jurisdiction of incorporation)	0-9204 (Commission File Number)	74-1492779 (IRS Employer Identification No.)
12377 Merit Drive Suite 1700, LB 82 Dallas, Texas (Address of principal executive offices)	75251 (Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084
(Former name or former address, if changed since last report): Not applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Haynesville Purchase and Sale Agreement
On July 2, 2013, EXCO Operating Company, LP, a Delaware limited partnership (“EOC”) and wholly owned subsidiary of EXCO Resources Inc. (“EXCO”), entered into that certain Haynesville Purchase and Sale Agreement (the “HV PSA”) with Chesapeake Louisiana, L.P., an Oklahoma limited partnership (“CLLP”), Empress, L.L.C., an Oklahoma limited liability company (“ELLC”), and Empress Louisiana Properties, L.P., a Texas limited partnership (“ELP” and together with CLLP and ELLC, the “Sellers”), which will be effective in economic terms as of January 1, 2013 (the “HV Effective Time”). Pursuant to the terms of the HV PSA, EOC will purchase from Sellers certain producing and non-producing oil, gas and mineral leases and wells located in its core Haynesville shale operating area in Caddo Parish and DeSoto Parish, Louisiana (collectively, the “HV Properties”). The purchase of the HV Properties, provided that all conditions to closing have been met, is contemplated to close on July 12, 2013 (the “HV Closing”).
Purchase Price; Adjustments to Purchase Price; Deposit. The purchase price of the HV Properties is approximately $315.5 million, subject to customary adjustments (a) that are intended to provide EOC with the economic benefits and costs associated with the ownership of the HV Properties during the period from the HV Effective Time to the HV Closing and (b) to the extent that assets are excluded from the transaction or adjustments are made to the applicable allocated values, in each case, based upon title defects, environmental defects or the failure to obtain waivers of applicable preferential purchase rights. Within two business days following the execution of the HV PSA, EOC will make a deposit of 10% of the purchase price (the “HV Deposit”) with a third party escrow agent.
Representations and Warranties; Covenants; Indemnities. The HV PSA contains customary representations and warranties, covenants and indemnities by the Sellers and EOC.

Title and Environmental Matters. With limited exceptions, EOC’s exclusive remedy for title and environmental matters is through a customary title and environmental defect mechanism, which includes customary thresholds and deductibles. EOC will have until July 29, 2013 to conduct its diligence of title and environmental matters relating to the HV Properties. The HV Deposit will not be distributed to the Sellers at Closing, but instead will remain in escrow and will be released to EOC or to the Sellers, as applicable, as title and environmental defects are finally determined and/or cured.
Conditions to the HV Closing. The HV PSA contains customary conditions that must be satisfied before the Sellers and EOC have the obligation to effect the HV Closing, including: (a) the accuracy of the Sellers’ and EOC’s respective representations and warranties; (b) compliance by the Sellers and EOC with their respective covenants; (c) the absence of injunctions or certain suits or actions; and (d) the Sellers’ and EOC’s ability to provide closing deliverables.
Termination of Agreement. The HV PSA can be terminated upon the occurrence of certain events, including if the HV Closing has not occurred on or prior to July 31, 2013. Under certain circumstances, if the HV PSA is terminated by a party thereto (the “HV Terminating Party”) due to the material breach by another party of the HV PSA and such breach causes a condition to the

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HV Closing not to be satisfied (and after receipt of notice and a cure period has not remedied such breach) then the HV Terminating Party may elect to terminate the Agreement and seek damages or if the Sellers are the HV Terminating Party they may elect to retain the HV Deposit as liquidated damages.
Eagle Ford Purchase and Sale Agreement
On July 2, 2013, EOC entered into that certain Eagle Ford Purchase and Sale Agreement (the “EF PSA” and together with the HV PSA, the “Purchase Agreements”) with Chesapeake Exploration, L.L.C. (“CHK”), which will be effective in economic terms as of April 1, 2013 (the “EF Effective Time”). Pursuant to the terms of the EF PSA, EOC will purchase from CHK certain producing and non-producing oil, gas and mineral leases and wells in the Eagle Ford shale of south Texas located in the counties of Zavala, Dimmit, La Salle and Frio (collectively, the “EF Properties”). The purchase of the EF Properties, provided that all conditions to closing have been met, is contemplated to close on July 31, 2013 (the “EF Closing”).
Purchase Price; Adjustments to Purchase Price; Deposit. The purchase price of the EF Properties is approximately $681.0 million, subject to customary adjustments (a) that are intended to provide EOC with the economic benefits and costs associated with the ownership of the EF Properties during the period from the EF Effective Time to the EF Closing and (b) to the extent that assets are excluded from the transaction or adjustments are made to the applicable allocated values, in each case, based upon title defects, environmental defects or the failure to obtain waivers of applicable preferential purchase rights or certain required consents. Within two business days following the execution of the EF PSA, EOC will make a deposit of 10% of the purchase price (the “EF Deposit”) with a third party escrow agent.
Representations and Warranties; Covenants; Indemnities. The EF PSA contains customary representations and warranties, covenants and indemnities by CHK and EOC.

Title and Environmental Matters. With limited exceptions, EOC’s exclusive remedy for title and environmental matters is through a customary title and environmental defect mechanism, which includes customary thresholds and deductibles. EOC will have until July 29, 2013 to conduct its diligence of title and environmental matters relating to the EF Properties. The EF Deposit will not be distributed to the Sellers at Closing, but instead will remain in escrow and will be released to EOC or to the Sellers, as applicable, as title and environmental defects are finally determined and/or cured.
Conditions to the EF Closing. The EF PSA contains customary conditions that must be satisfied before CHK and EOC have the obligation to effect the EF Closing, including: (a) the accuracy of CHK’s and EOC’s respective representations and warranties; (b) compliance by CHK and EOC with their respective covenants; (c) the absence of injunctions or certain suits or actions; (d) the receipt of certain third party consents; and (e) CHK’s and EOC’s ability to provide closing deliverables.
Termination of Agreement. The EF PSA can be terminated upon the occurrence of certain events, including if the EF Closing has not occurred on or prior to July 31, 2013. Under certain circumstances, if the EF PSA is terminated by a party thereto (the “EF Terminating Party”) due to the material breach by another party of the EF PSA and such breach causes a condition to the EF Closing not to be satisfied (and after receipt of notice and a cure period has not remedied such breach) then the EF Terminating Party may elect to terminate the Agreement and seek damages or if CHK is the EF Terminating Party it may elect to retain the EF Deposit as liquidated damages.
Eagle Ford Farmout Agreement and Initial Farmout Wells
Farmout Agreement. At the EF Closing, EOC and CHK will enter into a Farmout Agreement pursuant to which EOC will have the option to acquire from CHK all or any portion of the CHK’s interest in certain leases in the Eagle Ford Shale covering approximately 147,000 net acres that are not part of the EF Properties being acquired under the EF PSA or are otherwise not in producing units at the time of such acquisition (the “Farmout Acreage”), which option may be exercised from time to time, during the three years following the EF Closing by drilling qualifying wells on such Farmout Acreage.
Initial Farmout Wells. At the EF Closing, EOC will purchase 11 wells that have been spud on the Farmout Acreage prior to the EF Closing (the “Initial Farmout Wells”) for the costs paid by CHK with respect to the Initial Farmout Wells. Following the EF Closing, EOC will periodically reimburse CHK for costs paid by CHK with respect to the drilling and completion of the Initial Farmout Wells and will receive an assignment of the Initial Farmout Wells once the Initial Farmout Wells have been completed in accordance with the terms of the Farmout Agreement.
Forward Looking Statements
This Form 8-K may contain forward-looking statements relating to future financial results, business expectations and business transactions. Business plans may change as circumstances warrant. In addition, the conditions to closing the transactions contemplated by each Purchase Agreement may not be met or the anticipated benefits from the proposed transaction may not be fully realized. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission (“SEC”). EXCO undertakes no obligation to publicly update or revise any forward-looking statements.
1    Item 7.01 Regulation FD Disclosure.
On July 3, 2013, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the signing of the Purchase Agreements.
EXCO is furnishing the text of presentation materials as Exhibit 99.2 to this report. These materials will be used by EXCO's management on the conference call scheduled for 9:00 a.m., Dallas time, on Monday, July 8, 2013.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
2    Item 9.01 Financial Statements and Exhibits.
1    (d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 3, 2013
99.2	Presentation Slides

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013	EXCO RESOURCES, INC. By: /s/ MARK F. MULHERN Mark F. Mulhern Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

2    (d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 3, 2013
99.2	Presentation Slides